                                                                    EXHIBIT 10.8

                                 BANCTENN CORP.
                        1996 EMPLOYEE STOCK PURCHASE PLAN

         BancTenn Corp., a Tennessee corporation (herein the "Corporation"), hereby adopts the following Employee Stock Purchase Plan for the benefit of its eligible employees and eligible employees of its subsidiaries as defined herein. The purpose of this Plan is to provide an opportunity for eligible employees to share in the growth and prosperity of the Corporation and its subsidiaries by acquiring a proprietary interest in the Corporation through the acquisition of shares of the Corporation's common stock (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, in addition to the defined terms set forth in the preamble above, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

         1.1      "ANNIVERSARY DATE" shall mean January 1 of each year.

         1.2 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         1.3 The "COMMITTEE" shall mean those members of the Corporation's Board of Directors who are not eligible to participate in the Plan or such other Committee as may be designated by the Corporation's Board of Directors from time to time.

         1.4 "CONTINUOUS SERVICE" shall mean the number of full years and completed months of continuous employment with an Employer calculated from an Employee's last hire date to the Employee's date of severance of employment for any reason. Continuous Service shall not be broken and shall be credited for absences due to vacation, temporary sickness or injury, other paid leaves of absences authorized by an Employer, and leaves of absence which would not cause an individual to cease to be an Employee.

         1.5      "EFFECTIVE DATE" shall mean January 1, 1996.

         1.6 "EMPLOYEE" shall mean each current or future employee of an Employer as defined in Treasury Regulation Sections 1.423-2(b) and 1.421-7(h).

         1.7 "EMPLOYER" and "EMPLOYER CORPORATION" shall mean the Corporation, and its wholly-owned subsidiaries, Bank of Tennessee and Tennessee General Corporation, and any other corporation which becomes an eighty percent (80%) or greater subsidiary of the Corporation while this Plan is in effect. "Employer" shall also include any successors of the Corporation and any future parent corporation (as defined in Section 424(e) of the Code).

         1.8 "EXERCISE DATE" shall mean the last business day of each calendar month during each Plan Year.

         1.9 "GRANT DATE" shall mean, for each Plan Year, the first business day that Bank of Tennessee is open for banking business in each calendar year.

         1.10 "ISSUE PRICE" shall mean the purchase price of the Corporation's Stock to be charged to participating Employees on the Exercise Date.

         1.11 "MARKET PRICE" shall be the amount determined by the Committee as the fair market value of the Corporation's Stock as of each Grant Date under this Plan. In determining the Market Price, the Committee shall take into account all relevant factors influencing the value of the Corporation's Stock including recent trading prices, typical banking industry price-earnings ratios, and typical banking industry price-book value ratios. The Committee shall be guided by the principles set forth in Treasury Regulations Sections 1.421.7(e)(2), 20.2031-2(e),
and 20.2031-2(f). In no event, however, shall the "Market Price" be less than 150% of the book value per share of the Stock as of the last day of the calendar year immediately preceding each Grant Date. The calculation of book value shall be made based on the number of primary shares of Stock outstanding and shall not take into account shares then under option under this Plan or any other option plan now or hereafter in effect.

         1.12 "PLAN" shall mean this BancTenn Corp. 1996 Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

         1.13 "PLAN YEAR" shall mean a twelve (12) month period beginning on the first day of January and ending on the last day of December of each calendar year; provided, however, that the first Plan Year shall mean the period commencing on April 11, 1996 and ending on December 31, 1996.

                                   ARTICLE II
                              RESERVATION OF STOCK

         The Corporation hereby reserves 50,000 shares of its Stock for issuance upon the exercise of the options granted pursuant to this Plan; provided, that the class and aggregate number of shares which may be issued upon exercise of options granted pursuant to this Plan shall be subject to adjustment in accordance with the provisions of Article IX of the Plan. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury by the Corporation, or shares of Stock reacquired by the Corporation upon purchase in the open market or otherwise.

                                   ARTICLE III
                                   ELIGIBILITY

         3.1 On the Effective Date each Employee whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year and who has been employed by the Corporation for at least two (2) years shall be eligible to participate in the Plan as of the Effective Date. Thereafter, each Employee whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate as of any Anniversary Date coincident with or immediately following his completion of at least two (2) years of Continuous Service. Upon an Employee's completion of two
(2) years of Continuous Service, and assuming he is otherwise eligible to participate, he shall be deemed an Eligible Employee as of the Anniversary Date of the same calendar year. An Employee shall not be eligible to participate, however, if immediately after the options are granted such Employee would own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Corporation or any subsidiary or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code). For purposes of this paragraph, the ownership attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and Stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as Stock owned by the Employee.

         3.2 Each Eligible Employee (as defined in Section 3.1) shall be bound by the terms of this Plan including any amendments adopted from time to time. Each Eligible Employee shall be furnished a summary of the Plan and a form for requesting participation. If the Employee elects to participate, he shall complete such form and file it with his Employer Corporation no later than thirty (30) days prior to the next Anniversary Date (or the date specified by the Committee in the case of the first Plan Year). If an Eligible Employee does not elect to participate in any Plan Year he may elect to participate as of any future Anniversary Date if he continues to meet the eligibility requirements and files a request for participation within the time required by the Committee.

                                   ARTICLE IV
                                GRANT OF OPTIONS

         4.1 Effective as of January 1 of each Plan Year (but effective as of April 11 for the initial Plan Year), each Eligible Employee (as defined in
Article III hereof) shall be granted options to purchase shares of the Corporation's Stock. The number of shares that each Eligible Employee shall receive options to purchase in each Plan Year shall be determined according to the following uniform pro-rata calculation: (a) Eligible Employee's total compensation for the prior calendar year divided by the total amount of compensation for all Eligible Employees as paid in the prior calendar year (b) multiplied by the number of shares allocated by the Committee for the current Plan Year; provided, however, the Corporation shall not issue fractional shares of Stock in respect of options issued under this Plan. The option rights of each Eligible Employee shall be rounded down to the nearest whole share in calculating the number of shares of Stock an Eligible Employee holds an option to purchase. For purposes of the initial Plan Year, 20,000 shares of the Corporation's Stock shall be allocated for purchase by Eligible Employees. The number of total shares to be optioned under the Plan for subsequent Plan Years shall be set by the Committee effective as of each Anniversary Date.

         4.2 Options not exercised by the Exercise Date in each Plan Year shall automatically terminate and the shares of the Corporation's Stock allocable to an unexercised option, and any unexercised portion of an option, shall be returned to the general pool of shares available under the Plan for reallocation in the next succeeding Plan Years. In no event shall the shares subject to an unexercised option inure to the benefit of other Eligible Employees during the Plan Year that such option was not exercised in whole or in part.

         4.3 The Issue Price of the Corporation's Stock under this Plan shall be equal to eighty-five percent (85%) of the Market Price on the Grant Date of each Plan Year.

         4.4 Notwithstanding any other provision of this Plan, no Employee shall receive options to purchase the Corporation's Stock which permit the rights of an Employee to purchase Stock under all "employee stock purchase plans" of the Corporation and any parent or subsidiary corporation (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds twenty-five percent (25%) of fair market value of such Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 4.4, (i) the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, and (ii) the right to purchase Stock under an option accrues at the rate provided in the option but in no case shall such rate exceed Twenty-Five Thousand Dollars ($25,000) (determined at the time the option is granted) for any one calendar year, and
(iii) a right to purchase Stock which has accrued under one option granted pursuant to this Plan may not be carried over to any other option.

         4.5 Section 16 limitations. Notwithstanding any other provision of this Plan, and notwithstanding termination of this Plan, if an Eligible Employee is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the Corporation's Stock (any such Eligible Employee being referred to herein as a "Statutory Insider"), then any shares of the Corporation's Stock received by a Statutory Insider under this Plan may not be sold, assigned or otherwise transferred by such Statutory Insider for a period of six (6) months following the date such shares of the Corporation's Stock are received by the Statutory Insider unless the Corporation, upon advice of counsel, consents in advance.

                                    ARTICLE V
                               EXERCISE OF OPTIONS

         5.1 Options granted under this Plan may be exercised by Eligible Employees as of the last business day of each calendar month up to and including the last business day of each Plan Year (the "Exercise Date"). In no event will any options granted under this Plan remain in effect past the last business day of the Plan Year in which such options were granted. On or before the Exercise Date, each Eligible Employee shall tender to the Corporation payment for the number of shares he desires to purchase pursuant to his option. Failure to tender such payment by the last available Exercise Date each Plan Year shall cause such option to lapse and terminate.

         5.2 Certificates for the Corporation's Stock purchased through the exercise of options granted hereunder shall be issued as soon as practicable after the Exercise Date. At the Corporation's option, such certificate shall bear appropriate legend notations describing the fact that such shares have been issued pursuant to the terms of this Plan and noting any limitations applicable thereto.

         5.3 Notwithstanding any other provision herein, the Corporation shall not issue fractional shares of Stock in connection with the exercise of options under this Plan.

                                   ARTICLE VI
                            TERMINATION OF EMPLOYMENT

         6.1 Any Employee whose employment with the Corporation is terminated for any reason, except death or retirement, during the Plan Year shall immediately cease to be an Eligible Employee. Any right to purchase the Corporation's Stock pursuant to options granted under this Plan shall automatically become null and void upon the Employee's termination of employment except where such termination is due to death or retirement.

         6.2 If an Eligible Employee retires or dies within three (3) months prior to the Exercise Date of a Plan Year, the retired Eligible Employee or the personal representative of the deceased Eligible Employee's estate, as the case may be, shall be entitled to exercise any outstanding options in the manner set forth in Article V above. Any options not so exercised shall automatically terminate and lapse and be of no further legal effect.

                                   ARTICLE VII
                              DISPOSITION OF STOCK

         If an Eligible Employee or former Eligible Employee disposes of any shares of the Corporation's Stock obtained pursuant to this Plan (i) prior to two years after the Grant Date of such shares, or (ii) prior to one year after the Exercise Date of such shares, such Employee or former Employee must notify the Committee immediately of such disposition. All dispositions of the Corporation's Stock shall be made in compliance with applicable federal and state securities laws.

                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1 This Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Meetings shall be held at such time and places as shall be determined the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting where a quorum is present shall decide any question brought under the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part related to the Plan, including but not limited to the exercise of any power or discretion given to him under the Plan, except in those instances resulting from his own gross negligence or willful misconduct. All questions of interpretation and application to the Plan or of options granted hereunder, shall be subject to the determination of the whole Committee, which determination shall be final and binding. The Plan shall be administered in order to qualify the options granted hereunder as granted pursuant an "employee stock purchase plan" described in Section 423(b) of the Code.

         8.2 With respect to administration of the Plan, the Corporation shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Corporation, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Corporation itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such a member of the Committee and the Board of Directors at the time of incurring such expenses. Notwithstanding the foregoing, such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (a) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Committee and the Board of Directors, or (b) in respect of any matter in which in any settlement is effected, to an amount in excess of the amount approved by the Corporation on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions of this Plan shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within sixty (60) days after institution of such action, suit or proceeding, he or she shall have offered the Corporation, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such member of the Committee and the Board of Directors, and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract or otherwise.

                                   ARTICLE IX
                   CHANGES IN CORPORATION'S CAPITAL STRUCTURE

         9.1 The existence of this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Corporation's Stock or rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

         9.2 In the event of a subdivision or consolidation of shares or other capital reconstruction, the payment of a stock dividend or other increase or reduction in the number of shares in the Corporation's Stock outstanding without receiving compensation in money, services or property, then the class of shares of the Corporation's Stock subject to this Plan, the number of shares reserved under this Plan pursuant to Article II, and the number of shares granted to eligible Employees, shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding and conclusive, provided each option granted pursuant to this Plan shall not be adjusted in a manner which causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

         9.3 Subject to any required action by the Corporation's stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of the Corporation's Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, provided that the Committee, in its sole discretion, immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, directs that the Plan Year end on the date immediately prior to such event.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 The Board of Directors may at any time or from time to time amend the Plan in any respect, except that the following amendments shall require approval of the Corporation's Stockholders within twelve (12) months prior to or after the date that the amendment is adopted by the Board of
Directors: (i) an increase in the number of shares of Stock reserved under the Plan other than as provided in Article IX, (ii) a modification of the class of Employees eligible to participate in the Plan, (iii) a reduction in the Issue Price per Share as defined herein, (iv) a material increase in the benefits accruing to Statutory Insiders under the Plan, or (v) a material modification of the requirements as to eligibility of Statutory Insiders under the Plan.

         10.2 The term of the Plan shall be for a period of five (5) years from January 1, 1996 through December 31, 2001; provided, however, the Corporation reserves the right to terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date for the Plan Year in which termination occurs and Eligible Employees shall be entitled to exercise their existing options as of such Exercise Date. The Plan shall be deemed terminated in any event when all shares reserved for the Plan have been purchased by Eligible Employees.

         10.3 The Corporation will pay all expenses that may arise in connection with the administration of the Plan.

         10.4 Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be disregarded in the interpretation of any provisions of the Plan.

         10.5 This Plan shall be construed in accordance with the laws of the State of Tennessee except to the extent that federal law is applicable to the tax status and qualification of the Plan.

         10.6 A misstatement in the age, length of Continuous Service, date of employment, or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

         10.7 Any option to purchase the Corporation's Stock arising by participation under this Plan is not transferable by any Employee other than by will or by the laws of descent and distribution, and then only to the extent provided for herein, and is exercisable during his lifetime only by him.

         10.8 This Plan shall not be deemed to constitute a contract between any Employer Corporation and any Employee or to be in consideration of or as an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any

Employee the right to be retained in the service of any Employer Corporation or to interfere with the right of any Employer Corporation to discharge any Employee at any time regardless of the effect which such discharge shall have upon him as a participant under the Plan.

         10.9 No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of any Employer Corporation, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of and any and all rights and claims against an Employer Corporation, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan are hereby expressly waived and released by every Employee as a part of the consideration for any benefits provided by the Employer corporations under this Plan.

         10.10 Notwithstanding any other provisions of this Plan, in order for this Plan to continue as effective, it must be approved by the stockholders holding at least a majority of the Stock of the Corporation on or before the date which is twelve (12) months after the date it is adopted by the Board of Directors.

         10.11 The Corporation's obligation to sell and deliver Stock under the Plan is, at all times, subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale or delivery of such Stock and compliance with state and federal securities laws.

         10.12 Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by United States mail or nationally recognized overnight courier delivery. Any notice required and permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in United States Mail, certified or registered postage prepaid, or the next business day after it is delivered to a nationally recognized courier delivery service, properly addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

         10.13 In the event the Corporation should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under Section 423 of the Code, the Corporation shall have the option of terminating the Plan and canceling all then outstanding options.

         10.14 To the extent applicable to the Corporation's Stock, this Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and to the extent necessary or appropriate shall be interpreted to comply with such Rule 16b-3.